EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into this 15th day of October, 2018 by and between Citizens, Inc., a Colorado corporation (the “Company”), and Geoffrey M. Kolander (the “Executive”) (each, a “Party” and together, the “Parties”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement with an effective date of January 16, 2017 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to enter into this Amendment for the purposes of memorializing actions taken by the Company’s Board of Directors in 2017 and amending the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Defined Terms. Capitalized terms used but not specifically defined or amended in this Amendment shall have the same meanings ascribed to such terms in the Employment Agreement.

2.Position and Duties. The Employment Agreement is hereby amended as follows:

(a)The first sentence of Section 2(a) is hereby deleted and replaced with the following: “During the Term, the Executive shall serve as the Company’s Chief Executive Officer and President.” The Parties acknowledge and agree that the effective date for the change described in the preceding sentence was September 12, 2017 in accordance with contemporaneous action taken by the Company’s Board of Directors

(b)Any and all references in the Employment Agreement to the Executive’s position as “Chief Executive Officer” alone are hereby amended to include both officer titles, “Chief Executive Officer and President”.

3.Base Salary. The Employment Agreement is hereby further amended by deleting the first sentence of Section 3(a) and replacing it the following: “During the Term, the Company shall pay the Executive a base salary at the rate of $700,000 per year (the “Base Salary”). The Parties acknowledge and agree that the effective date for this salary change was January 1, 2018, in accordance with contemporaneous action taken by the Company’s Compensation Committee and the Board of Directors.

4.Effect of this Amendment. This Amendment contains the entire understanding of the Parties with respect to the matters set forth herein and supersedes any prior agreement of any kind or character, whether oral or written, pertaining to such matters. Other than as specifically amended by this Amendment, the terms and conditions of the Employment Agreement are hereby ratified and confirmed.

5.Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A signature transmitted by facsimile or other electronic means shall be deemed to be and have the effect of an original signature.
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

CITIZENS, INC.	EXECUTIVE

By: /s/ Grant G. Teaff	/s/ Geoffrey M. Kolander
Name: Grant G. Teaff	Geoffrey M. Kolander
Title: Chairman, Compensation Committee

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